UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2011
Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11961 (Commission File Number)	76-0423828 (I.R.S. Employer Identification Number)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address of principal executive offices, including zip code)
(713) 332-8400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On May 3, 2011, Carriage Services, Inc. (the “Company”) entered into an Eighth Amendment (the “Eighth Amendment”) to that certain Credit Agreement, dated April 27, 2005 (as previously modified and amended, the “Credit Agreement”), with its lenders, Bank of America, N.A. (“BofA”) and Wells Fargo Bank, N.A. (“Wells Fargo”), with BofA as its administrative agent, swing line lender, and L/C issuer, and Wells Fargo as its syndication agent.
     Among other things, the Eighth Amendment permits, subject to certain conditions, the payment of Dividends (as defined in the Credit Agreement) not to exceed $2,500,000, cumulatively, from May 3, 2011 through November 4, 2012. No fees were incurred related to the Eighth Amendment. As of May 3, 2011, the Credit Agreement is undrawn except for $100,000 in standby letters of credit.
     The foregoing description is a summary of the material terms of the Eighth Amendment and is not complete and is qualified in its entirety by reference to the full text of the Eighth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01. Other Events
     On May 3, 2011, the Company issued a press release announcing that its Board of Directors has approved the initiation of a quarterly cash dividend policy for its common stock. On May 3, 2011, the Board declared a dividend of $0.025 per share payable on June 1, 2011 to common share record holders as of May 17, 2011. The Company is also preparing a dividend reinvestment program that will be available by the second quarterly dividend so that shareholders may elect to reinvest their dividends into additional shares of the Company’s common stock. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Title of Document
10.1	Eighth Amendment to Credit Agreement, dated as of May 3, 2011, by and among the Company, BofA, and Wells Fargo.
99.1	Press Release dated May 3, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.
May 5, 2011	By:	/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document
10.1	Eighth Amendment to Credit Agreement, dated as of May 3, 2011, by and among the Company, BofA, and Wells Fargo.
99.1	Press Release dated May 3, 2011.